                                                                    EXHIBIT 4(b)

             [FORM OF SENIOR FLOATING RATE GLOBAL MEDIUM-TERM NOTE]

THIS NOTE IS A DIRECT, UNCONDITIONAL UNSECURED AND UNSUBORDINATED OBLIGATION OF BANKBOSTON CORPORATION (THE "CORPORATION"), IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF THE CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE SENIOR INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY"), OR ITS NOMINEE, AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

BENEFICIAL INTERESTS IN THIS CERTIFICATE WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED ONLY THROUGH, RECORDS MAINTAINED BY THE DEPOSITARY AND ITS PARTICIPANTS. BANKBOSTON, N.A. IN BOSTON, MASSACHUSETTS AND SECURITIES TRANSFER & REPORTING SERVICES, INC. IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK (COLLECTIVELY, THE "PAYING AGENTS") WILL ACT AS THE CORPORATION'S PAYING AGENTS WITH RESPECT TO THIS NOTE. THE CORPORATION MAY AT ANY TIME RESCIND THE DESIGNATION OF A PAYING AGENT, APPOINT A SUCCESSOR PAYING AGENT OR APPROVE A CHANGE IN THE OFFICE THROUGH WHICH ANY PAYING AGENT ACTS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE CORPORATION OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                CUSIP No. __________________       PRINCIPAL AMOUNT
No. FLR ____                                                 ________________


                             BANKBOSTON CORPORATION
                             SENIOR MEDIUM-TERM NOTE
                                 (Floating Rate)

INTEREST RATE BASIS            ORIGINAL ISSUE DATE:       STATED MATURITY DATE:
OR BASES:

IF LIBOR:                                IF CMT RATE:
   [ ] LIBOR Reuters                        Designated CMT Telerate Page:
   [ ] LIBOR Telerate                       If Telerate Page 7052:
                                            [ ] Weekly Average
                                            [ ] Monthly Avenue
                                            Designated CMT Maturity Index:

DESIGNATED LIBOR CURRENCY:


INDEX MATURITY:        INITIAL INTEREST RATE:         INTEREST PAYMENT PERIOD:


SPREAD (PLUS OR        INITIAL INTEREST RESET DATE:   INTEREST PAYMENT DATES:
MINUS):
SPREAD MULTIPLIER:     INTEREST RATE RESET PERIOD:    INTEREST RESET DATES:

MAXIMUM INTEREST       MINIMUM INTEREST RATE:         INITIAL REDEMPTION DATE:
RATE:

INITIAL REDEMPTION     ANNUAL REDEMPTION              OPTIONAL REPAYMENT
PERCENTAGE:            PERCENTAGE REDUCTION:          DATE(S):


CALCULATION AGENT:


INTEREST CATEGORY:                             DAY COUNT CONVENTION:
[ ] Regular Floating Rate Note                 [ ] 30/360 for the period
[ ] Floating Rate/Fixed Rate                         from        to           .
      Fixed Rate Commencement Date:            [ ] Actual/360 for the period
      Fixed Interest Rate:                           from        to           .
[ ] Inverse Floating Rate Note                 [ ] Actual/Actual for the period
      Fixed Interest Rate:                           from        to           .


SPECIFIED CURRENCY:         OPTION TO ELECT PAYMENT    AUTHORIZED DENOMIN-
(if other than              IN SPECIFIED CURRENCY      ATION:
U.S. dollars)               (only applicable if        [ ] $1,000 and integral
                            Specified Currency is       multiples thereof.
                            other than U.S. dollars):  [ ] Other:
                            [ ] Yes      [ ] No

EXCHANGE RATE AGENT:

ADDENDUM ATTACHED:                            DISCOUNT NOTE:
[ ] Yes                                       [ ] Yes
[ ] No                                        [ ] No
                                              Issue Price:  %

DEFAULT RATE:

OTHER PROVISIONS:

        BANKBOSTON CORPORATION, a Massachusetts corporation ("Issuer" or the "Corporation," which terms include any successor corporation under the Senior Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount of _______________, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Interest Rate Basis or Bases, if any, and such other terms specified above, until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest is legally enforceable) at the Default Rate per annum specified above on any overdue principal and premium, if any, and on any overdue installment of interest.

        The Corporation will pay interest monthly, quarterly, semi-annually, annually or such other period as specified above under "Interest Payment Period", on each Interest Payment Date specified above, commencing on the first Interest Payment Date specified above next succeeding the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (as defined below) (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Senior Indenture, being referred to hereinafter as a "Maturity" with respect to principal payable on such date); PROVIDED, HOWEVER, that if the Original Issue Date falls between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date; and PROVIDED, FURTHER, that if an Interest Payment Date (other than an Interest Payment Date at Maturity) would otherwise fall on a day that is not a Business Day (as defined below), such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis is LIBOR, as indicated above, and such next Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day. Unless otherwise specified above, the "Regular Record Date" with respect to any Interest Payment Date shall be the date 15 calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date. If the Maturity of this Note falls on a day which is not a Business Day, the payment of principal, premium, if any, and interest due at Maturity will be made on the next succeeding Business Day with the same force and effect as if made on such Maturity and no interest shall accrue on the amount so payable for the period from and after such Maturity. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Senior Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Senior Indenture. Interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable.

        This Note will constitute Senior Indebtedness (as defined in the Senior Indenture) ranking on a parity with other unsecured Senior Indebtedness of the Corporation.

        Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall for all purposes have the same force and effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Authenticating Agent, the manual signature of one of its authorized signatories, this Note shall not be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed.

                                    BANKBOSTON CORPORATION



[SEAL]                              By:
                                        ---------------------------------------
                                        Name:
                                        Title:

Attest:


By:
    --------------------------------
    Name:
    Title:



CERTIFICATE OF AUTHENTICATION This Note is one of the Securities referred to in the Senior Indenture referred to herein.

NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION



By: BANKBOSTON, N.A., as
    Authenticating Agent


By:                                      Dated:
    --------------------------------            -----------------------
    Name:
    Title:

                                [Reverse of Note]
                                   BankBoston
                                Medium-Term Note
                             (Senior Floating Rate)

        This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Corporation designated as its Senior Medium-Term Notes (the "Notes"). The Notes are issued and to be issued under a Senior Indenture dated as of June 15, 1992 (herein the "Senior Indenture") between the Corporation and Norwest Bank Minnesota, National Association, Trustee (the "Trustee" which term shall include any duly appointed successor trustee acting in such capacity), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. Copies of the Senior Indenture are on file and available for inspection at the offices of the Trustee located at 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479 or at such other place or places the Trustee shall designate by notice to the person in whose name this Note is registered (the "Holder") on the Security Register (as defined below). The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

        The Notes are issuable only in registered form without coupons in the Authorized Denominations specified on the face hereof. As provided in the Senior Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes denominated as authorized, as requested by the Holder surrendering the same.

        Unless otherwise specified herein, payments of principal of and premium, if any, and interest on this Note are payable by the Corporation in the Specified Currency specified on the face hereof (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency specified on the face hereof is other than United States dollars, any such amounts paid by the Corporation will be converted by the Exchange Rate Agent specified on the face hereof into United States dollars for payment to the Holder of this Note.

        If the Specified Currency on the face hereof is other than United States dollars, any United States dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Corporation for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Foreign Currency Notes denominated in a currency other than United States dollars scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

        The Holder of this Note may elect to receive payment of the principal of and premium, if any, and/or interest on this Note in the Specified Currency specified on the face hereof by submitting a written request for such payment to the Trustee at its principal corporate trust office in Minneapolis, Minnesota on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The Holder of this Note may elect to receive payment in the applicable Specified Currency for all such principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least fifteen calendar days prior to the Maturity, as the case may be.

        If the Holder of this Note shall have duly made an election to receive payments of principal, premium, if any, or interest in the Specified Currency specified on the face hereof and the applicable Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Corporation, the Corporation shall be entitled to satisfy its obligations to the Holder hereof by making such payment in United States dollars on the basis of the Market Exchange Rate on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise provided herein. The "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfer for such Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars where the required payment is in a Specified Currency other than United States dollars will not constitute an Event of Default under the Senior Indenture with respect to this Note.

         If the Holder of this Note shall have duly made an election to receive payments of principal, premium, if any, or interest hereon in the Specified Currency specified on the face hereof and such Specified Currency is European Currency Units ("ECUs") or another currency unit, and such currency unit is unavailable due to the imposition of exchange controls or other circumstances beyond the Corporation's control, then the Corporation will be entitled, but not required, to make any payments in respect of this Note in United States dollars until such currency unit is again available. The amount of each payment in United States dollars shall be computed on the basis of the equivalent of the currency unit in United States dollars, which shall be determined by the Exchange Rate Agent on the following basis. The component currencies of the currency unit for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the currency unit as of the last day on which the currency unit was used. The equivalent of the currency unit in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency.

         If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

         All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

         Except as otherwise provided in the Senior Indenture and as set forth below, the Notes will be represented by one or more global securities, registered in the name of the Depositary or its nominee and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary. This Note is exchangeable for definitive Notes in registered form to persons other than the Depositary or its nominee only if (a) the Depositary notifies the Corporation in writing that it is no longer willing or able to continue as a depositary for the Notes or if the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Corporation within ninety days after the effective date of the Depositary's ceasing to act as depositary for the Notes, (b) the Corporation, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form, or (c) any event shall have happened and be continuing which, after notice or lapse of time, or both, would constitute an Event of Default with respect to the Notes. In the event of such occurrences, upon the surrender by the Depositary or a successor depositary of this Note the Corporation will execute, and the Trustee will, upon the execution of the then standard form of the Trustee's agreement for certificated securities and upon receipt of instructions in writing from the Corporation, authenticate and deliver securities of like tenor and terms in definitive form to each person that the Depositary or a successor depositary identifies as the beneficial owner of an interest in this Note in an aggregate principal amount equal to the principal amount of Notes represented by this Note then outstanding in exchange for this Note. Any such certificated security will be issued in fully registered form, without coupons, in the Authorized Denominations specified on the face hereof. Such certificated security may not subsequently be exchanged by a Holder for Notes in denominations of less than the minimum Authorized Denomination specified on the face hereof.

         This Note is not subject to any sinking fund or to the defeasance or covenant defeasance provisions of the Senior Indenture and, unless otherwise provided above in accordance with the provisions of the following paragraphs, is not redeemable or repayable prior to the Stated Maturity Date.

         If so provided above, this Note may be redeemed by the Corporation on any date on and after the Initial Redemption Date, if any, specified above. If no Initial Redemption Date is set forth above, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (or, if the Specified Currency indicated on the face hereof is other than United States dollars, the minimum Authorized Denomination specified on the face hereof) at the option of the Corporation at the applicable Redemption Price (as defined below), together with unpaid interest, if any, accrued hereon at the applicable rate payable to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 calendar days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. Whenever less than all the Notes at any time outstanding are to be redeemed, the terms of the Notes to be so redeemed shall be selected by the Corporation. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         Unless otherwise specified above, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and, if greater than 100%, shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

         This Note may be subject to repayment at the option of the Holder on the Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Date(s) are set forth above, this Note is not subject to repayment at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (or, if the Specified Currency indicated on the face hereof is other than United States dollars, in the minimum Authorized Denomination specified on the face hereof) at the option of the Holder hereof at a repayment price equal to the sum of (i) 100% of the unpaid principal amount to be repaid plus (ii) accrued interest, if any, hereon at the applicable rate payable to the relevant Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by one of the Paying Agents at its office, or such address which the Corporation shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the relevant Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this
Note in part only, a new Note for the unrepaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         While this Note is held by or on behalf of the Depositary, and registered in the name of the Depositary or the Depositary's nominee, the option for repayment may be exercised by the applicable participant that has an account with the Depositary, on behalf of the beneficial owners of this Note, by delivering a written notice substantially similar to the above mentioned form to one of the Paying Agents at its office (or such other address of which the Corporation shall from time to time notify the Holders), not more than 60 nor less than 30 days prior to the date of repayment. Notices of elections from participants on behalf of beneficial owners of this Note to exercise their option to have the interests of such beneficial owners in this Note repaid must be received by one of the Paying Agents not later than 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by one of the Paying Agents on a particular day, the beneficial owner of this Note must so direct the applicable participant before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of this Note should consult the participants through which they own their interest herein for the respective deadlines for such participants. All notices shall be executed by a duly authorized officer of such participant (with signature guaranteed) and shall be irrevocable. In addition, beneficial owners of this Note shall effect delivery at the time such notices of election are given to the Depositary by causing the applicable participant to transfer such beneficial owner's interest in this Note, on the Depositary's records, to the Trustee.

        The interest rate borne by this Note shall be determined as follows:

                1. If this Note is designated as a Regular Floating Rate Note on the face hereof or if no designation is made for Interest Calculation on the face hereof, then, except as described below or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; PROVIDED, HOWEVER, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.


                2. If this Note is designated as a Floating Rate/Fixed Rate Note on the face hereof, then, except as described below or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; PROVIDED, HOWEVER, that (i) the interest rate in effect for the period from the Original Issue Date to the

        Initial Interest Reset Date shall be the Initial Interest Rate; and (ii) the interest rate in effect for the period commencing on, and including, the Fixed Rate Commencement Date to the Maturity shall be the Fixed Interest Rate, if such a rate is specified on the face hereof, or if no such Fixed Interest Rate is so specified, the interest rate in effect hereon on the Business Day immediately preceding the Fixed Rate Commencement Date.

                3. If this Note is designated as an Inverse Floating Rate Note on the face hereof, then, except as described below or in an Addendum hereto, this Note shall bear interest equal to the Fixed Interest Rate indicated on the face hereof minus the rate determined by reference to the applicable Interest Rate Basis or Bases shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof; PROVIDED, HOWEVER, that, unless otherwise specified on the face hereof, the interest rate hereon will not be less than zero percent. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; PROVIDED, -------- however, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

        Notwithstanding the foregoing, if this Note is designated on the face hereof as having an Addendum attached, this Note shall bear interest in accordance with the terms described in such Addendum.

        Except as provided above, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the next preceding Interest Reset Date. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provision below. If any Interest Reset Date (which term includes the term Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis specified on the face hereof is LIBOR and such next Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

        Unless otherwise specified on the face hereof, interest payable on this Note on any Interest Payment Date shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the Original Issue Date specified on the face hereof, if no interest has been paid), to but excluding the related Interest Payment Date or Maturity, as the case may be.

        Unless otherwise specified on the face hereof, accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor for each such day shall be computed on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified on the face hereof is "30/360" for the period specified thereunder, or by dividing the interest rate applicable to such day by 360 if the Day Count Convention specified on the face hereof is "Actual/360" for the period specified thereunder or by the actual number of days in the year if the Day Count Convention specified on the face hereof is "Actual/Actual" for the period specified thereunder. If interest on this Note is to be calculated with reference to two or more Interest Rate Bases as specified on the face hereof, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

        Unless otherwise specified on the face hereof, the "Interest Determination Date" with respect to the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding each Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day (as defined below) immediately preceding each Interest Reset Date; and the "Interest Determination Date" with respect to the Treasury Rate will be the day in the week in which the Interest Reset Date falls on which day Treasury bills (as defined below) are normally auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); PROVIDED, HOWEVER, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date shall be such preceding Friday; and PROVIDED, FURTHER, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases as specified on the face hereof, the Interest

Determination Date pertaining to this Note will be the most recent Business Day which is at least two Business Days prior to such Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

        Unless otherwise specified on the face hereof, the "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be. All calculations on this Note shall be made by the Calculation Agent specified on the face hereof or such successor thereto as is duly appointed by the Corporation. The determination of any interest rate by the Calculation Agent will be final and binding absent manifest error.

        All percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655) and
9.876544% (or 0.09876544) would be rounded to 9.87654% (or 0.0987654)), and all
U.S. dollar amounts used in or resulting from such calculation will be rounded to the nearest cent or, in the case of a Specified Currency other than U.S. dollars, to the nearest unit (with one-half cent or unit being rounded upward).

        As used herein, "Business Day" means, unless otherwise specified above, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York or Boston, Massachusetts; PROVIDED, HOWEVER, that, if the Holder hereof shall have duly made an election to receive payments of principal of and premium, if any, and/or interest on this
Note in the Specified Currency specified on the face hereof, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing such Specified Currency unless the Specified Currency is ECU, in which case such day is also not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market); PROVIDED, FURTHER, that, if LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day. "London Business

Day" means any day on which dealings in the Designated LIBOR Currency (as hereinafter defined) are transacted in the London interbank market. "Principal Financial Center" means the capital city of the country issuing the Specified Currency (except as described in the immediately preceding sentence with respect to ECU), except that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely with respect to the Specified Currency) and Zurich, respectively.

        DETERMINATION OF CMT RATE. If an Interest Rate Basis for this Note is the CMT Rate, as indicated on the face hereof, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date"), as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly, or the monthly average as indicated on the face hereof, for the week or the month, as applicable, ended immediately preceding the week or the month in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published by the Board of Governors of the Federal Reserve System in the relevant weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication ("H.15(519)"). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; PROVIDED, HOWEVER, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity of approximately the Designated CMT Maturity Index have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

        "Designated CMT Telerate Page" means the display on the Dow Jones Markets Limited (or any successor service) on the page designated on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052.

        "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

        DETERMINATION OF COMMERCIAL PAPER RATE. If an Interest Rate Basis for this Note is the Commercial Paper Rate, as indicated on the face hereof, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date"), as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the caption "Commercial Paper--Nonfinancial". In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for a non-financial entity whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization; PROVIDED, HOWEVER, that if any of the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date shall be the rate in effect on such Commercial Paper Rate Interest Determination Date.

        "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                 Money Market Yield =   D x 360   x 100
                                      -----------
                                      360-(D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

        DETERMINATION OF ELEVENTH DISTRICT COST OF FUNDS RATE. If an Interest Rate Basis for this Note is the Eleventh District Cost of Funds Rate, as indicated on the face hereof, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date"), as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 (as defined below) as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate

Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce the Index for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date shall be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

        "Telerate Page 7058" means the display designated as page "7058" on the Dow Jones Telerate Service (or such other page as may replace the 7058 page on that service for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District).

        DETERMINATION OF FEDERAL FUNDS RATE. If an Interest Rate Basis for this
Note is the Federal Funds Rate, as indicated on the face hereof, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), as the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date, as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on the related Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent; PROVIDED, HOWEVER, that if any of the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date shall be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

        DETERMINATION OF LIBOR. If an Interest Rate Basis for this Note is LIBOR, as indicated on the face hereof, LIBOR shall be determined by the Calculation Agent as of the applicable Interest

Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

        (i) (a) "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency having the Index Maturity, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) "LIBOR Telerate" is specified on the face hereof, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause
(ii) below.

        (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; PROVIDED, HOWEVER, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

        "Designated LIBOR Currency" means the currency or composite currency specified on the face hereof as to which LIBOR shall be calculated or, if no such currency or composite currency is specified on the face hereof, United States dollars.

        "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on the Dow Jones Markets Limited (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, unless the Designated LIBOR Currency specified in the applicable Pricing Supplement is U.S. dollars, in which case the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace such page on such service).

        DETERMINATION OF PRIME RATE. If an Interest Rate Basis for this Note is the Prime Rate, as indicated on the face hereof, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; PROVIDED, HOWEVER, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date shall be the Prime Rate in effect on such Prime Rate Interest Determination Date.

        "Reuters Screen USPRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

        DETERMINATION OF TREASURY RATE. If an Interest Rate Basis for this Note is the Treasury Rate, as specified on the face hereof, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as such rate is published in H.15(519) under the heading "Treasury Bills - auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; PROVIDED, HOWEVER, that if any of the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

        Any provision contained herein, including the determination of an Interest Rate Basis, the specification of an Interest Rate Basis, calculation of the interest rate applicable to this Note, its Interest Payment Dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified on the face hereof.

        Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. In addition to any Maximum Interest Rate applicable hereto pursuant to the above provisions, the interest rate on this Note will in no event be higher than the maximum rate permitted by Massachusetts law, as the same may be modified by United States law of general application. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. Unless otherwise specified on the face hereof, BankBoston, N.A. will be the Calculation Agent. The determination of any interest rate by the Calculation Agent shall be final and binding absent manifest error.

        At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which shall become effective as of the next Interest Reset Date.

        If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Senior Indenture.

        If this Note is specified on the face hereof as a Discount Note, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest accrued thereon to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

        For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause an assumed yield on the Note to be constant. The assumed constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a constant coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

        The Senior Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Senior Indenture at any time by the Corporation and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Senior Indenture, of each series affected thereby. The Senior Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities of each series at the time, on behalf of the Holders of all Securities of each series, to waive compliance with certain provisions of the Senior Indenture and certain past defaults under the Senior Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Senior Indenture and no provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

        As provided in the Senior Indenture and subject to certain limitations therein set forth, this registered Note may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by the Corporation or the Security Registrar) or exchanged for other Notes of the same series at the office of Securities Transfer & Reporting Services, Inc. in The City of New York or the principal office of BankBoston, N.A. in The City of Boston.

        No service charge shall be made for any registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Note for registration of transfer, the Corporation or the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Note and the Senior Indenture shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

        All terms used in this Note which are defined in the Senior Indenture shall have the meanings assigned to them in the Senior Indenture.

                            OPTION TO ELECT REPAYMENT


         The undersigned hereby irrevocably request(s) and instruct(s) the Corporation to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at _________________________________
_______________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)

        For this Note to be repaid, one of the Paying Agents must receive at its office, or at such other place or places of which the Corporation shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown above, this Note with this "Option to Elect Repayment" form duly completed.

        If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) (or, if the Specified Currency indicated on the face hereof is other than United States dollars, in the minimum Authorized Denomination specified on the face hereof) which the Holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


$____________________________________      ____________________________________
                                           NOTICE: The signature on this Option
Date ________________________________      to Elect Repayment must correspond
                                           with the name as written upon the
                                           face of this Note in every
                                           particular, without alteration or
                                           enlargement or any change whatever.

                            ASSIGNMENT/TRANSFER FORM


        FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Social Security or Taxpayer Identification No.) ___________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_____________ (Please print or typewrite name and address including postal zip code of assignee)
_______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
_________________________________ attorney to transfer said Note on the books of the Corporation with full power of substitution in the premises.

Dated: ____________________        ___________________________________________

        NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                  ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

             TEN COM--as tenants in common

             UNIF GIFT MIN ACT--................Custodian......................
                                   (Cust)                      (Minor)

                                              Under Uniform Gifts to Minors Act

                                              .................................
                                                             (State)

             TEN ENT--as tenants by the entireties
             JT TEN--as joint tenants with right of survivorship
                     and not as tenants in common

        Additional abbreviations may also be used though not in the above list.